UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2018
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia		23060-6148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
_________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 21, 2018, the Compensation Committee of the Board of Directors of Markel Corporation (the Company) approved incentive compensation for executive officers for the 2018 performance period. As in the past, the Company’s incentive compensation program for executive officers generally consists of two awards, cash incentive compensation, paid under the Company’s Executive Bonus Plan, and restricted stock units (RSUs), granted under the Company’s 2016 Equity Incentive Compensation Plan. The Company’s principal executive officer, co-chief executive officers (Co-CEOs), principal financial officer, and other current named executive officers participate in the Executive Bonus Plan and 2016 Equity Incentive Compensation Plan.

The Compensation Committee sets the amounts payable under each performance award subject to the achievement of established performance criteria. Under the Executive Bonus Plan, awards are payable in cash. Under the 2016 Equity Incentive Compensation Plan, each executive officer is granted RSUs (expressed in dollars as a percentage of the Target Potential of his or her base salary as set forth below), which vest three years after the end of the performance period. Each executive officer receives cash incentive compensation and RSUs after completion of the performance period to the extent the performance criteria and other terms and conditions of the awards are met.

Additional information regarding the Company’s incentive compensation program and prior performance awards can be found in the Company’s Proxy Statement for its 2017 Annual Meeting of Shareholders, dated March 24, 2017, and filed with the Securities and Exchange Commission (SEC) on March 23, 2017, under the heading “Incentive Compensation.”

For the 2018 performance year, the Compensation Committee selected and approved two performance criteria for the Co-CEOs of the Company for use under both the Executive Bonus Plan and the 2016 Equity Incentive Compensation Plan: (i) compound annual growth in book value per share and (ii) compound annual growth in total shareholder return, both over the five-year period from 2014 to 2018. Under its delegated authority, the Compensation Committee, as Administrator of the Executive Bonus Plan, approved adding total shareholder return as a new performance metric under the Executive Bonus Plan.

Growth in book value is a metric that takes into account both the profits earned from the Company’s underwriting operations and the earnings of the Company’s investments. The use of this metric has served the Company well over a long period of time and will continue to be the sole performance metric used for the 2018 performance period for the other executive officers, whose time and attention is principally employed overseeing the Company’s holding company and insurance operations.

The introduction of the additional metric of growth in total shareholder return for the Co-CEOs is meant to acknowledge their additional responsibility to formulate and implement the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the Board of Directors. As the Company has continued to expand and diversify its operations beyond underwriting and investing, the Compensation Committee recognizes that book value per share does not capture all of the economic value in the Company’s business, as a growing portion of the Company’s operations are not recorded at fair value or otherwise captured in book value. In particular, total shareholder return is meant to more appropriately capture the intrinsic value of the Company’s Markel Ventures operations, whose value arguably is not captured in the Company’s book value due to the fact that Markel Ventures companies are not represented on the Company’s balance sheet at “market” but instead at historic cost. Since 2005, the Company has acquired controlling interests in various businesses that operate outside of the specialty insurance marketplace through its wholly owned subsidiary Markel Ventures, Inc.

Adding total shareholder return as a performance metric is meant to recognize that over the course of the last several years, the Company’s Markel Ventures operations have grown and now generate a meaningful amount of revenue for the Company. Though the value of the Markel Ventures operations is difficult to quantify with exact precision, the Compensation Committee believes the value of those operations is captured in the market price of the Company’s stock over time.

The five-year performance period for both metrics underscores the Company’s long-term perspective and incents and rewards long-term, rather than short-term, decision making and behavior. The Compensation Committee believes using such a long performance period aligns management’s interests with those of shareholders who are interested in long-term value creation.

Compound annual growth in book value per share calculations may be modified by the Compensation Committee to reflect transactions not in the ordinary course, which may affect book value including, but not limited to, share issuances or conversions, share repurchases, dividends, and capital or other transactions affecting book value. For the 2018 performance year, compound annual growth in total shareholder return will be calculated using the Company’s closing common stock price on December 31, 2013 and comparing it to the Company’s closing common stock price on December 31, 2018.

For the Co-CEOs, the Compensation Committee approved the target cash amount payable and the dollar amount of RSUs that may be granted to each of them under the Executive Bonus Plan and the 2016 Equity Incentive Compensation Plan expressed as a percentage of his Target Potential based on a 50/50 weighting of the compound annual growth rate (CAGR) of the two performance criteria as set forth in the grid below.

The Compensation Committee also approved modifications to the grid that determines the payouts made to the Co-CEOs under both plans at various levels of performance to incentivize and reward them for incremental performance achievements, taking into account the impact of changes to the Company’s investment leverage (total invested assets to shareholders equity) and underwriting leverage (gross written premium to shareholders equity) due to the Company’s growth, as well as changes in the interest rate environment, all of which impact the degree of difficulty in attaining the incremental levels of performance achievement. The Committee also took into account the fact that the grid was last modified in 2014. The Compensation Committee acknowledged that as circumstances within the Company or the broader economy warrant, the measures used to evaluate performance set forth in the modified grid will be subject to reassessment.

5-year CAGR	Book Value Per Share as a % of Target Potential	Total Shareholder Return as a % of Target Potential	Total Award as a % of Target Potential
Under 6%*	0-20%	0-20%	0-40%
6%	20%	20%	40%
7%	30%	30%	60%
8%	40%	40%	80%
9%	45%	45%	90%
10%	50%	50%	100%
11%	55%	55%	110%
12%	60%	60%	120%
13%	70%	70%	140%
14%	80%	80%	160%
15%	90%	90%	180%
16%	100%	100%	200%
17% or more**	Discretionary	Discretionary	Discretionary

*	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an award is merited based upon relevant facts and circumstances.

**	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an additional award is merited based upon relevant facts and circumstances.

The Target Potential approved by the Compensation Committee for each of Messrs. Gayner and Whitt will be an amount equal to 150% of his base salary. This Target Potential reflects their role as the Co-CEOs of the Company who manage the day-to-day operations of the Company and who formulate and implement the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation of with the other members of the Board. The Target Potential for all other named executive officers will be 100% of such executive’s base salary.

Referring to the grid above for the 2018 performance year, for Messrs. Gayner and Whitt a:

•	6% CAGR in book value per share and total shareholder return will equate to 60% of base salary for the cash and RSU awards (40% x 150%);

•	10% CAGR in book value per share and total shareholder return will equate to 150% of base salary for the cash and RSU awards (100% x 150%); and

•	15% CAGR in book value per share and total shareholder return will equate to 270% of base salary for the cash and RSU awards (180% x 150%).

For simplicity’s sake the foregoing examples assume that the five-year compound annual growth rate for the book value per share and total shareholder return performance criteria would be the same; however, in actuality it is more likely that the five-year compound annual growth rate for each criteria would be different, in which case the percentage of Target Potential for each individual performance criteria (book value per share and total shareholder return) would be added together to arrive at the Total Award as a percentage of Target Potential.

For the other named executive officers, the Compensation Committee approved the target cash amount payable and the dollar amount of RSUs that may be granted to each of them under the Executive Bonus Plan and the 2016 Equity Incentive Compensation Plan expressed as a percentage of the executive’s Target Potential based on the sole performance metric of compound annual growth in book value as set forth in the grid below.

The Compensation Committee approved modifications to the grid that determines the payouts made to the other named executive officers under both plans at various levels of performance to incentivize and reward them for incremental performance achievements, taking into account the impact of changes to the Company’s investment leverage (total invested assets to shareholders equity) and underwriting leverage (gross written premium to shareholders equity) due to the Company’s growth, as well as changes in the interest rate environment, all of which impact the degree of difficulty in attaining the incremental levels of performance achievement. The Committee also took into account the fact that the grid was last modified in 2014. The Compensation Committee acknowledged that as circumstances within the Company or the broader economy warrant, the measures used to evaluate performance set forth in the modified grid will be subject to reassessment.

5-year CAGR in Book Value Per Share	Total Award as a % of Target Potential
Under 6%*	0-40%
6%	40%
7%	60%
8%	80%
9%	90%
10%	100%
11%	110%
12%	120%
13%	140%
14%	160%
15%	180%
16%	200%
17% or more**	Discretionary

*	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an award is merited based upon relevant facts and circumstances.

**	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an additional award is merited based upon relevant facts and circumstances.

For the other current named executive officers a:

•	6% CAGR in book value per share will equate to 40% of base salary for the cash and RSU awards (40% x 100%);

•	10% CAGR in book value per share will equate to 100% of base salary for the cash and RSU awards (100% x 100%); and

•	15% CAGR in book value per share will equate to 180% of base salary for the cash and RSU awards (180% x 100%).

The modifications made to the five-year compound annual growth in book value per share grid for the 2018 performance year will also apply to the cash awards made to F. Michael Crowley who retired as Vice Chairman of the Company on December 31, 2017 but whose transition services continue through 2018 pursuant to that certain Letter Agreement dated November 16, 2017. For more information regarding Mr. Crowley’s Letter Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

February 23, 2018	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary

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